UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2022

ARMSTRONG WORLD INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-2116	23-0366390
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2500 Columbia Avenue P.O. Box 3001 Lancaster, Pennsylvania		17603
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (717) 397-0611

NA

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AWI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section

13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2022 Annual Meeting of Shareholders of Armstrong World Industries, Inc. (the “Company”) held on June 16, 2022 (the “2022 Annual Meeting”), shareholders approved the Company’s Equity and Cash Incentive Plan (the “2022 Plan”). The 2022 Plan is an equity and cash incentive plan, pursuant to which awards may be granted to employees, officers and consultants of the Company or any subsidiary or affiliate of the Company, including stock options, stock appreciation rights, restricted stock awards, stock units, cash awards, and other stock-based awards. The 2022 Plan was adopted principally to serve as a successor plan to the 2016 Long-Term Incentive Plan (the “2016 Plan”) and the 2011 Long-Term Incentive Plan (the “2011 Plan”, and together with the 2016 Plan, the “Prior Plans”) and to increase the number of shares of Company common stock reserved for equity-based awards by 1,750,000 shares (in addition to the share reserve amount that remained available under the Prior Plans immediately prior to the adoption of the 2022 Plan and any shares of Company common stock subject to outstanding equity-based awards under the Prior Plans that terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, vested, or settled in full). It is not possible to determine specific amounts and types of awards that may be granted to eligible participants under the 2022 Plan subsequent to the 2022 Annual Meeting because the grant and payment of such awards is subject to the discretion of the Management Development & Compensation Committee of the Board of Directors of the Company (the “Board”).

The foregoing description of the terms and conditions of the 2022 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2022 Plan, which is included in the definitive proxy statement filed by the Company with the Securities and Exchange Commission on April 27, 2022 (the “2022 Proxy Statement”) as Annex B and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2022 Annual Meeting, the Company’s shareholders: (i) elected all eight (8) nominees to the Company’s Board of Directors, (ii) ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2022, (iii) approved, on an advisory basis, the Company’s executive compensation program, and (iv) approved the 2022 Plan. The voting results are set forth in the tables below.

Election of Directors

	For	Withheld	Broker Non-Vote
Victor D. Grizzle	43,010,341	173,213	1,238,214
Richard D. Holder	43,165,248	18,306	1,238,214
Barbara L. Loughran	42,963,231	220,323	1,238,214
Larry S. McWilliams	42,901,563	281,991	1,238,214
James C. Melville	42,448,871	734,683	1,238,214
Wayne R. Shurts	42,842,062	341,492	1,238,214
Roy W. Templin	42,409,551	774,003	1,238,214
Cherryl T. Thomas	42,589,007	594,547	1,238,214

Ratification of the appointment of KPMG LLP

For	Against	Abstain	Broker Non-Vote
40,986,303	3,430,286	5,179	--

Advisory Approval of Executive Compensation

For	Against	Abstain	Broker Non-Vote
42,841,882	334,964	6,708	1,238,214

Approval of Company Equity and Cash Incentive Plan

For	Against	Abstain	Broker Non-Vote
41,909,020	1,270,973	3,561	1,238,214

Section 8 - Other Events

Item 8.01 Other Events.

Appointment of Chairman and Board Committee Members

Following the Annual Meeting, the Board appointed the following directors to be members of the Board's standing committees, effective immediately.

Committee	Members
Audit	Richard D. Holder, Barbara L. Loughran (Chair), Wayne R. Shurts and Roy W. Templin
Finance	Richard D. Holder, Barbara L. Loughran, Larry S. McWilliams, James C. Melville, Wayne R. Shurts, Roy W. Templin (Chair), and Cherryl T. Thomas
Management Development & Compensation	Richard D. Holder, Barbara L. Loughran, James C. Melville, Wayne R. Shurts (Chair), and Cherryl T. Thomas
Nominating and Governance	James C. Melville (Chair), Wayne R. Shurts, Roy W. Templin and Cherryl T. Thomas

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMSTRONG WORLD INDUSTRIES, INC.

By:	/s/ Austin K. So
Austin K. So
Senior Vice President, General Counsel, Secretary and Chief Compliance Officer

Date: June 22, 2022